                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /x/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /x/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       AMERICAN HEALTH PROPERTIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                      Geoffrey D. Lewis, General Counsel
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     /x/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                       AMERICAN HEALTH PROPERTIES, INC.

                       6400 SOUTH FIDDLER'S GREEN CIRCLE
                           ENGLEWOOD, COLORADO 80111
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1995

     The 1995 Annual Meeting of Shareholders of American Health Properties, Inc., a Delaware corporation ("AHP" or the "Company"), will be held at the Ritz-Carlton Hotel, 4375 Admiralty Way, Marina del Rey, California at 2:00 p.m. local time, on May 19, 1995, for the following purposes:

          (1) To elect three Class II directors to a term of three years.

          (2) To approve an amendment to the Certificate of Incorporation of the Company to increase the number of shares of Common Stock.

          (3) To approve the appointment of the accounting firm of Arthur Andersen LLP as the Company's auditors and independent public accountants for the fiscal year ending December 31, 1995.

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 24, 1995 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     A list of the shareholders entitled to vote at the meeting may be examined at the Company's principal executive offices, which are located at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado, during the ten-day period preceding the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THE PROXY IS
REVOCABLE AT ANY TIME. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

                                        By Order of the Board of Directors,

                                        /s/ GEOFFREY D. LEWIS
                                        Geoffrey D. Lewis
                                        Corporate Secretary

March 31, 1995

                       AMERICAN HEALTH PROPERTIES, INC.

                       6400 SOUTH FIDDLER'S GREEN CIRCLE
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement and the enclosed proxy card are being mailed on or about April 1, 1995 to shareholders of the Company, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on May 19, 1995, and any adjournments thereof.

     Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the meeting by filing with the Secretary of the Company an instrument revoking it or by a duly executed proxy bearing a later date. In addition, if the person executing the proxy is present at the meeting, he or she may vote his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the meeting in accordance with the directions specified therein.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on March 24, 1995, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 20,865,539 shares of AHP Common Stock. No shares of AHP Preferred Stock have been issued or are outstanding. Each share of AHP Common Stock is entitled to one vote on all matters of business before the meeting. The holders of a majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote will constitute a quorum at the meeting.

                         ITEM 1. ELECTION OF DIRECTORS

     There are currently eight members of the Board of Directors.

     The members of the Board of Directors are divided into three classes. Class I consists of two directors who are serving a 3-year term expiring at the 1997 annual meeting of shareholders. Class II consists of three directors who will be elected to a 3-year term expiring at the 1998 annual meeting of shareholders. Class III consists of three directors who are serving a 3-year term expiring at the 1996 annual meeting of shareholders. In each case, a director serves for the designated term and until his respective successor is elected and qualified.

     The Board of Directors has nominated Royce Diener, Charles M. Haar and Joseph P. Sullivan for election as Class II directors. Messrs. Diener, Haar and Sullivan are presently directors of AHP and have served continuously as such since the date indicated in their biographies below. In the event any nominee is unable to or declines to serve as a director at the time of the annual meeting (which is not anticipated), proxies will be voted for the election of such person or persons, if any, as may be designated by the present Board of Directors.

NOMINEES FOR ELECTION TO CLASS II

     The following sets forth the names of and certain information with respect to each nominee:

CLASS II DIRECTORS

     ROYCE DIENER -- Former President and Chief Executive Officer of American Medical International, Inc. ("AMI"), an international owner and operator of for-profit hospitals, from 1975 until 1979, continuing as Chairman and Chief Executive Officer until 1985. From 1985 until January 1988, Mr. Diener served as Chairman of AMI. He again served as Chairman and Chief Executive Officer from September 1988 until February 1989, after which he continued as a Director until his retirement from the Board in November 1989. He is a member of the Board of Directors of Acuson, Inc. and Advanced Technology Venture Fund. Mr. Diener has been a director of the Company since its organization in 1986 and is 76 years old.

     CHARLES M. HAAR -- Louis D. Brandeis Professor of Law at Harvard University since 1975. Mr. Haar is a director of Banner Aerospace, Inc. He has been a director of the Company since its organization in 1986 and is 74 years old.

     JOSEPH P. SULLIVAN -- President and Chief Executive Officer of the Company since February 11, 1993. Prior to that, Mr. Sullivan spent 20 years with Goldman, Sachs & Co. where he had overall investment banking responsibility for numerous companies in the health care field. He has been a director of the Company since February 1993 and is 52 years old.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

     The following sets forth information about each of the members presently serving on the Board of Directors other than Messrs. Diener, Haar and Sullivan:

CLASS I DIRECTORS

     NORMAN BARKER, JR. -- Retired Chairman of the Board of Directors of First Interstate Bank of California. He served in that position from 1973 to 1986. He is Chairman of the Board of Pacific American Income Shares, Inc., Chairman of the Board of Fidelity Federal Bank, a director of TCW Convertible Securities Fund, Inc. and SPI Pharmaceuticals, Inc. Mr. Barker has been a director of the Company since its formation in 1986 and is 72 years old.

     JAMES L. FISHEL -- Retired Vice President and Chief Credit Officer of General Electric Capital Corporation, the financial arm of General Electric Corporation, having served in that capacity from 1984 to 1994. Mr. Fishel is a director of Noble Drilling Corporation. Mr. Fishel has been a director of the Company since May 1994 and is 63 years old.

CLASS III DIRECTORS

     SHELDON S. KING -- Executive Vice President of Salick Health Care, Inc. since February 8, 1994. Former President of Cedars-Sinai Medical Center, Los Angeles, California from 1989 to January 15, 1994. Previously, he served as President of Stanford University Hospital from 1986 to 1989. Mr. King is a director of American Medical Holdings, Inc. He was elected a director of the Company in February 1988 and is 63 years old.

     WALTER J. MCNERNEY -- Chairman of the Board since February 1988 and Chief Executive Officer of the Company from February 1988 to May 15, 1992 and from January 15, 1993 to February 11, 1993. He is also Herman Smith Professor of Health Policy, J.L. Kellogg Graduate School of Management, Northwestern University since 1982 and was managing partner of Walter J. McNerney and Associates, a management consulting firm in the health field, during 1982-1992. He is a director of The Stanley Works, Nellcor Incorporated, Value Health, Inc., Medicus Systems, Inc., Hanger Orthopedic, Inc., Osteotech, Inc. and Ventritex, Inc. Mr. McNerney was elected a director of the Company in January 1987 and is 69 years old.

     LOUIS T. ROSSO -- Chairman of the Board and Chief Executive Officer of Beckman Instruments, Inc., a leading supplier of laboratory systems for life sciences and diagnostics, since 1989. He is a member of the Board of Directors of Allergan, Inc. Mr. Rosso has been a director of the Company since May 1994 and is 61 years old.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held nine regular meetings during 1994. No director attended fewer than 75% of the meetings of the Board and its committees on which he served.

     The Company's Board of Directors has standing Audit, Finance, Investment and Compensation and Board Affairs Committees.

     The Audit Committee, composed exclusively of directors who are not employees of AHP, meets with AHP's independent auditors from time to time during the course of their audit and throughout the year to review audit procedures and receive recommendations and reports from the auditors. The Audit Committee monitors the Company's compliance with federal tax laws and regulations necessary to maintain the Company's status as a real estate investment trust. In addition, this committee monitors all corporate activities to assure conformity with good practice and government regulations. The Audit Committee consists of Messrs. Haar (chairman), Barker and Diener. The Audit Committee met four times during 1994.

     The Finance Committee is charged with the responsibility of evaluating the overall financial needs, financial strategy, acquisitions and investments of AHP. The Finance Committee met four times during 1994. This committee is composed of Messrs. King (chairman), Barker, Diener, Haar, McNerney and Sullivan.

     The members of the Investment Committee are Messrs. Diener (chairman), Fishel, King, McNerney and Sullivan. This Committee is responsible for reviewing proposed investments and divestitures to be made by the Company. The Investment Committee met four times during 1994.

     The members of the Compensation and Board Affairs Committee are Messrs. Barker (chairman), King, McNerney and Rosso. This committee is responsible for reviewing and recommending to the full Board compensation of officers and directors, management's nominees for officers of the Company and the entering into of employment agreements to assure continuity of a well-qualified management team. The Compensation and Board Affairs Committee is also responsible for corporate governance, Board governance and Board policies, nominations to the Board of Directors and Board Committee structure and membership. This committee met eight times during 1994.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1995, the shares of AHP Common Stock beneficially owned (including shares subject to option within 60 days of such date) by each director and nominee for director of AHP and the executive officers of AHP. Each individual listed beneficially owns less than 1% of the outstanding shares of AHP Common Stock, and the beneficial ownership of all directors and officers as a group represents collectively 3.5% of the outstanding shares of AHP Common Stock as of March 1, 1995:

                                                                SHARES OF          SHARES SUBJECT
                           NAME OF                             COMMON STOCK          TO OPTION
                       BENEFICIAL OWNER                     BENEFICIALLY OWNED     WITHIN 60 DAYS
    ------------------------------------------------------  ------------------     --------------
    Norman Barker, Jr. ...................................          1,000               40,000
    Royce Diener..........................................          7,500(1)            60,000
    James L. Fishel.......................................            -0-               20,000
    Charles M. Haar.......................................          6,000               60,000
    Sheldon S. King.......................................          1,000               60,000
    Geoffrey D. Lewis.....................................         13,082               33,269
    Michael J. McGee......................................         12,723               32,244
    Walter J. McNerney....................................          5,000              100,000
    Louis T. Rosso........................................            -0-               20,000
    C. Gregory Schonert...................................         12,294               53,571
    Victor C. Streufert...................................         19,918               64,186
    Joseph P. Sullivan....................................         33,909               91,000
    All Directors and Executive Officers as a Group
      (12 persons)........................................        112,426              634,270

---------------

(1) Mr. Diener disclaims beneficial ownership of 3,000 of these shares which are owned by his wife.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     CASH COMPENSATION. Outside directors of the Company receive a retainer fee for their Board work in the amount of $24,000 per year. Outside directors receive an additional $1,000 payment for each meeting attended of any Committee on which they serve (except for the Chairman of the Committee who receives $1,500 for each Committee meeting attended). The Chairman of the Board currently receives a retainer fee for his Board work in the amount of $48,000 per year and an additional $1,000 payment for each meeting attended of any committee on which he serves.

     The following table sets forth compensation paid or earned during the years ended December 31, 1994, 1993 and 1992, to or by each of the five most highly compensated executive officers of the Company during the last fiscal year:

SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                      -------------------------
                                                                                     NUMBER OF
                                            ANNUAL COMPENSATION       RESTRICTED     SECURITIES
                                            --------------------        STOCK        UNDERLYING      ALL OTHER
       NAME AND POSITION                     SALARY      BONUS        AWARDS(1)      OPTIONS(2)   COMPENSATION(3)
--------------------------------            --------    --------      ----------     ----------   ---------------
Joseph P. Sullivan                1994      $474,800    $190,800       $    -0-        50,000         $35,900
  President and Chief             1993(4)    398,800     450,000(5)     500,000        63,096          36,800
  Executive Officer
Victor C. Streufert               1994       194,200      70,100            -0-         6,294          31,800
  Executive Vice President        1993       177,900     147,200            -0-        13,500          33,400
  Chief Financial Officer         1992       168,900         -0-        257,700         5,139          33,900
Geoffrey D. Lewis                 1994       183,600      54,200            -0-         5,102          32,000
  Senior Vice President,          1993       169,300     121,800            -0-        11,000          33,100
  General Counsel and             1992       159,800         -0-        246,800         4,218          33,400
  Secretary
C. Gregory Schonert               1994       160,400      40,600            -0-         4,458          32,900
  Senior Vice President --        1993       147,000     106,400            -0-         9,500          32,000
  Development                     1992       139,700         -0-        213,100         3,642          33,900
Michael J. McGee                  1994       137,200      37,700(6)         -0-         3,303          30,600
  Vice President, Controller      1993       125,000      78,000            -0-         7,500          30,500
  and Assistant Secretary         1992       116,500         -0-        180,000         2,667          30,500

---------------

(1) Restricted stock awards are valued based on the fair market price of the Company's Common Stock on the date of grant. Such prices for 1992, 1993 and 1994 were $29.25, $23.625 and $27.125, respectively. Restricted stock awards for 1993 vest ratably over five years. Restricted stock awards for 1992 vest ratably over six years. Dividends are paid on the restricted shares at the same rate as all other shares of Common Stock of the Company. The table below shows the aggregate shares of restricted stock that were held and remain restricted at December 31, 1994, the value of such shares on December 31, 1994 and the number of shares granted in 1992, 1993 and 1994.

                                                            VALUE OF
                                       RESTRICTED          AGGREGATE                GRANTS
                                       STOCK HELD          RESTRICTED     ---------------------------
                                  AT DECEMBER 31, 1994       STOCK        1992       1993       1994
                                  --------------------     ----------     -----     ------     ------
            Joseph P. Sullivan           15,601             $308,100        -0-     21,164        -0-(5)
            Victor C. Streufert           4,404               87,000      8,810        -0-        -0-
            Geoffrey D. Lewis             4,218               83,300      8,436        -0-        -0-
            C. Gregory Schonert           3,642               71,900      7,284        -0-        -0-
            Michael J. McGee              3,076               60,800      6,154        -0-        -0-

(2) Stock options vest ratably over two years and are coupled with dividend equivalent rights.

(3) Includes amounts paid for 1994 under the Company's Money Purchase Retirement Plan, Executive Medical Reimbursement Plan and life insurance policies as follows:

                                                        RETIREMENT     MEDICAL     LIFE INSURANCE
                                                        ----------     -------     --------------
            Joseph P. Sullivan                           $ 30,000      $  -0-          $5,900
            Victor C. Streufert                            30,000         900             900
            Geoffrey D. Lewis                              30,000       1,200             800
            C. Gregory Schonert                            30,000       1,700           1,200
            Michael J. McGee                               30,000         -0-             600

(4) Mr. Sullivan commenced employment with the Company on February 11, 1993.

(5) Pursuant to an election made by Mr. Sullivan, in lieu of $157,500 of the amount shown for his 1993 bonus, he received 5,807 shares of restricted stock and 5,807 options to purchase Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded.

(6) Pursuant to an election made by Mr. McGee, in lieu of $28,297.50 of the amount shown for his 1994 bonus, he received 1,372 shares of restricted stock and 1,372 options to purchase Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded.

     EMPLOYMENT AGREEMENTS. Joseph P. Sullivan, who commenced employment as President and Chief Executive Officer of the Company on February 11, 1993, is entitled to receive minimum compensation under a three-year employment agreement with the Company as follows: (a) base salary of $477,000 per annum, (b) a minimum bonus of 30% of base salary for 1995 and (c) a minimum stock option grant for 1995 equal to a number of shares calculated by dividing 200% of his base salary by the share price on the date of grant. Messrs. Streufert, Lewis, Schonert and McGee are entitled to receive minimum compensation under two-year employment agreements with the Company at the rate of $203,000, $192,000, $167,700 and $143,400 per annum, respectively. If the employment of Mr. Sullivan is terminated by reason of a "change of control" (as defined in the employment agreements), he will be entitled to receive a payment equal to three times his average salary plus bonus for the two most recent years. If the employment of any of Messrs. Streufert, Lewis, Schonert or McGee is terminated by reason of a "change of control" (as defined in the employment agreements), he will be entitled to receive a payment equal to two times his average salary plus bonus for the two most recent years.

     INCENTIVE BONUS PLAN. The Company's incentive bonus plan for fiscal 1994 covered a total of 15 employees, including executive officers. The incentive program is designed to reward the Company's employees based upon the Company's attaining or surpassing goals for annual cash flow per share and other operating and strategic goals. Actual incentive bonus awards granted are determined by a "base" award schedule specified by the Compensation and Board Affairs Committee of the Board of Directors and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's actual cash flow per share versus the goals set at the start of the year, (b) growth in the current year's cash flow per share, and (c) a judgmental look back by the Committee of operational and strategic performance.

     1988 STOCK OPTION PLAN, 1990 STOCK INCENTIVE PLAN AND 1994 STOCK INCENTIVE PLAN. The Company's 1988 Stock Option Plan, as approved by the shareholders of the Company on June 15, 1988 (the "1988

Plan"), provides for the granting of stock options, shares of restricted stock and stock appreciation rights to key employees and directors. The maximum number of shares of Common Stock that may be issued pursuant to the 1988 Plan is 450,000. The Company's 1990 Stock Incentive Plan, as approved by the shareholders of the Company on June 28, 1990 (the "1990 Plan"), provides for the granting of stock options, shares of restricted stock and stock appreciation rights to key employees and directors. The maximum number of shares of Common Stock that may be issued pursuant to the 1990 Plan is 750,000. The Company's 1994 Stock Incentive Plan, as approved by the shareholders of the Company on May 11, 1994 (the "1994 Plan"), provides for the granting of stock options, shares of restricted stock and stock appreciation rights, deferred shares, performance shares and performance units to key employees. The maximum number of shares of Common Stock that may be issued pursuant to the 1994 Plan is 1,000,000. The 1988 Plan, the 1990 Plan and the 1994 Plan are collectively referred to hereinafter as the "Plans."

     Options granted under the Plans may be either incentive stock options within the meaning of Section 422A of the Internal Revenue Code (the "Code") or nonstatutory options. Stock appreciation rights may either be related to specific stock options or may be granted independent of any stock options.

     The Plans presently are administered by the Board of Directors and the Compensation and Board Affairs Committee. The Board selects the employees to whom awards will be granted and determines the type and amount of each award, subject to the terms of the Plans. Pursuant to the 1988 Plan, an option for 20,000 shares was granted to each incumbent nonemployee director on the date the 1988 Plan was adopted by the Board. Pursuant to the 1990 Plan, an option for 20,000 shares was granted to each incumbent non-employee director on the date the 1990 Plan was adopted by the Board and an option for 20,000 shares will be granted pursuant to the terms of the 1990 Plan to any new non-employee director upon his election to the Board. In addition, the 1990 Plan provides that each incumbent non-employee director will be entitled to an option for 10,000 shares on each January 31 thereafter.

     The exercise price of incentive stock options granted under the Plans must not be less than the fair market value of the Common Stock on the date of grant and the maximum term of each option may not be longer than 10 years. In the case of incentive stock options, the aggregate fair market value of optioned shares (determined at the time of the grant) becoming exercisable by any optionee in any calendar year may not exceed $100,000.

     Stock options may be granted in tandem with dividend equivalent rights ("DERs"). When DERs are coupled with options, a calculation is made on each dividend declaration date to determine the number of shares that could be acquired if dividends were paid on shares under option and accumulated DERs and such number of shares are accumulated for the benefit of option holders. Upon exercise of the related option, each option holder is entitled to receive additional shares equivalent to the accumulated number of related DER shares.

     Stock appreciation rights which are related to stock options entitle the holder upon exercise to receive a payment equal to the difference between the option exercise price and the fair market value of the optioned shares at the date of exercise. In the case of stock appreciation rights granted independent of any stock options, such payment would be equal to the growth in fair market value of the shares covered thereby between the date of grant and the date of exercise. No stock appreciation rights have been granted pursuant to the Plans.

     An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Compensation and Board Affairs Committee may determine. The Compensation and Board Affairs Committee may condition the award on the achievement of specified performance objectives ("Management Objectives").

     Restricted shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Compensation and Board Affairs Committee. An example would be a provision that the restricted shares would be forfeited if the participant ceased to serve the Company as an officer or other salaried employee during a specified period of years.

     The 1994 Plan allows for the grant of deferred shares. An award of deferred shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the Deferral Period (as defined in the 1994 Plan) as the Compensation and Board Affairs Committee may specify. During the Deferral Period, the participant has no right to transfer any rights covered by the award and no right to vote the shares covered by the award. On or after the date of any grant of deferred shares, the Compensation and Board Affairs Committee may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of deferred shares may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant. Deferred shares must be subject to a Deferral Period, as determined by the Compensation and Board Affairs Committee on the date of grant, except that the Compensation and Board Affairs Committee may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event. No deferred shares have been granted pursuant to the 1994 Plan.

     The 1994 Plan allows for the grant of performance shares. A performance share is the equivalent of one share of Common Stock, and a performance unit is the equivalent of $1.00. A participant may be granted any number of performance shares or performance units. The participant will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The specified Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement will also be established by the Compensation and Board Affairs Committee. If by the end of the Performance Period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the Management Objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation and Board Affairs Committee in cash, shares of Common Stock or any combination thereof. No performance shares or performance units have been granted pursuant to the 1994 Plan.

     Stock options, stock appreciation rights, restricted shares, deferred shares, performance shares and performance units are nontransferable other than by will or the laws of descent and distribution and may be exercised during the grantee's lifetime only by him or her. The number of shares covered by the Plans and outstanding awards are subject to an adjustment in the case of changes in the Company's capital structure, business combinations, reorganizations and similar events.

     NONQUALIFIED STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS. The Company's Nonqualified Stock Option Plan for Nonemployee Directors was approved by the shareholders of the Company on May 11, 1994 (the "Directors Option Plan"). The Directors Option Plan provides for the granting of options to purchase shares of Common Stock ("Nonqualified Options"). In addition, the Directors Option Plan gives nonemployee directors an opportunity to defer receipt, and therefore the recognition for federal income taxes purposes, of all or a portion of their annual retainer and meeting fees payable by the Company for their services as a director. The maximum number of shares of Common Stock that may be issued pursuant to the Directors Option Plan is 400,000 shares. The Directors Option Plan provides that an option for 20,000 shares will be granted to any new nonemployee director upon his election to the Board (subject to a maximum aggregate grant under all of the Plans of 20,000 shares). In addition, the Directors Option Plan provides that each incumbent nonemployee director will be entitled to an option for 10,000 shares on each January 31 thereafter (subject to a maximum aggregate grant under all of the Plans of 10,000 shares).

     The exercise price of the nonqualified options granted under the Directors Option Plan is equal to the average of the closing price of the Common Stock on the NYSE for the five trading days commencing on February 15 (or the first trading day thereafter if such date is not a trading day) of the year in which the grant is made.

     Under the terms of the Directors Option Plan, a nonemployee director may elect to have his or her director's fees credited to an account in Units (an accounting unit equal in value to one share of Common Stock). Deferred fees payable in Units will be credited to a nonemployee director's account at the end of each fiscal quarter on the basis of the average of the closing prices of the Common Stock on the NYSE on the last trading day of each calendar month during the quarter. After the end of the third fiscal year after each fiscal year in which any deferred fees have been credited to a nonemployee director's account, unless such nonemployee director shall have elected to have his or her entire deferred amount distributed upon termination of services as a director, the Company shall deliver to such nonemployee director that number of full shares of Common Stock which is equal to the number of Units credited to such nonemployee director's account with respect to such fiscal year, including the dividend equivalents allocable to such Units. Upon the termination of service of the nonemployee director as a director of the Company for any reason, the Company shall pay the nonemployee director or his or her beneficiary, as the case may be, the balance of his or her account in full shares of Common Stock in one lump sum.

OPTION GRANTS IN 1994

                                NUMBER OF      PERCENTAGE OF
                                SECURITIES      TOTAL STOCK      AVERAGE
                                UNDERLYING        OPTIONS        EXERCISE
                                 OPTIONS        GRANTED TO        PRICE       EXPIRATION     PRESENT VALUE ON
             NAME               GRANTED(1)       EMPLOYEES        ($/SH)         DATE        DATE OF GRANT(2)
------------------------------  ----------     -------------     --------     ----------     ----------------
Joseph P. Sullivan                50,000           72.30%          $25.98       07/12/04         $105,000
Victor C. Streufert                6,294            9.10           27.125       01/31/04           12,500
Geoffrey D. Lewis                  5,102            7.38           27.125       01/31/04           10,200
C. Gregory Schonert                4,458            6.45           27.125       01/31/04            8,900
Michael J. McGee                   3,303            4.77           27.125       01/31/04            6,600

---------------

(1) In 1994, stock options were granted in tandem with DERs on July 12, 1994 for Mr. Sullivan and on January 31, 1994 for the other officers. At December 31, 1994, the accumulated number of DER shares related to the 1994 stock options for each of the named executive officers was as follows: Mr.
     Sullivan: 2,540; Mr. Streufert: 608; Mr. Lewis: 493; Mr. Schonert: 430; and Mr. McGee: 319. The dollar value of all such DER shares at December 31, 1994 based on the closing price of the Company's Common Stock was $86,700.

(2) Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the stock's volatility and dividend rate, the term of the option, and interest rates. The ultimate value of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The expected volatility of the Company's Common Stock used in valuing the options is .25, and is based on the sixty-month historical volatility of the Company's Common Stock. The future dividend yield assumed in valuing the options is 9%. The options are valued assuming they will be exercised just prior to their expiration in 10 years. The risk-free rates of return used in valuing the options are 5.83% for the January 1994 options and 7.61% for the July 1994 options. These risk-free rates of return were determined based upon the quoted yields for 10-Year U.S. Treasury Strips (principal only securities) at the approximate dates the options were granted. Estimated present values do not include DERs.

AGGREGATED OPTION EXERCISES IN 1994 AND OPTION VALUES AT DECEMBER 31, 1994.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                OPTIONS AT                IN-THE-MONEY OPTIONS AT
                             SHARES                          DECEMBER 31, 1994             DECEMBER 31, 1994(2)
                            ACQUIRED        VALUE      -----------------------------   -----------------------------
          NAME             ON EXERCISE   REALIZED(1)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-------------------------  -----------   -----------   -----------     -------------   -----------     -------------
Joseph P. Sullivan.......      -0-           -0-          31,548           87,355        $   400           $ 400
Victor C. Streufert......      -0-           -0-          50,239           17,094            -0-             -0-
Geoffrey D. Lewis........      -0-           -0-          21,343           14,477            -0-             -0-
C. Gregory Schonert......      -0-           -0-          43,242           12,558          4,400             -0-
Michael J. McGee.........      -0-           -0-          24,236            9,659            -0-             -0-

---------------
(1) Value at exercise is the difference between the closing price on the date of exercise less the exercise price per share of Common Stock, multiplied by the number of shares acquired upon exercise.

(2) Calculated based on the closing price of the Company's Common Stock at December 31, 1994 multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares and considering accumulated tandem DER shares.

     MONEY PURCHASE RETIREMENT PLAN. The Company has a Money Purchase Retirement Plan (the "Money Purchase Plan") pursuant to which it provides retirement benefits for all of its employees. The Company is required to make an annual contribution pursuant to the Money Purchase Plan on behalf of participating employees, subject to a maximum contribution for each participant not to exceed the lesser of $30,000 or 25% of the participant's annual compensation. A participant's interest in contributions made to the Money Purchase Plan for his account become 100% vested after one year of service with the Company. Benefits are payable to participants upon their retirement, termination or death. The Company is required to fund annual contributions pursuant to the direction of participants into various investment funds managed by a brokerage firm.

     DIRECTORS RETIREMENT PLAN. The Retirement Plan for Outside Directors ("Director Retirement Plan") provides that non-employee directors are eligible for a retirement benefit if they retire from the Board with at least five years of service. An eligible retiring director will receive an annual benefit for a number of years equal to his years of service on the board up to a maximum of 10 years. The annual benefit is equal to the annual base director fee in effect as of the date of a director's retirement. All benefit payments terminate upon the death of a director. The Director Retirement Plan is unfunded.

     DIRECTORS DEFERRED COMPENSATION PLAN. The Company has a Directors Deferred Compensation Plan that allows a member of the Board of Directors to defer the payment of compensation payable by reason of that person's capacity as a director. Pursuant to the Plan a director may elect to defer payment of between 50% to 100% of such compensation in any calendar year. Any compensation which is deferred shall be paid in accordance with the election by the director, together with accrued interest at a rate equal to the prime rate used by Wells Fargo Bank, N.A. No director deferred any compensation pursuant to this plan in 1994.

     MEDICAL EXPENSE AND FINANCIAL PLANNING REIMBURSEMENT PLAN FOR EXECUTIVE OFFICERS. The Company has a medical expense and financial planning reimbursement plan for executive officers. Participants in this plan are entitled to reimbursement for (i) certain medical, dental and vision expenses incurred by them and their dependents to the extent such expenses are not covered by other health care plans and insurance policies maintained by them or by the Company and (ii) certain financial, tax and estate planning expenses incurred by them. The maximum annual reimbursement for such expenses is $10,000 for each participant.

                COMPENSATION AND BOARD AFFAIRS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Board Affairs Committee of the Board of Directors, which is composed of the non-employee Directors listed below this report. None of these non-employee Directors has any interlocking or other relationship with the Company that would call into question his independence as a member of the Compensation and Board Affairs Committee.

     The Compensation and Board Affairs Committee retained the services of Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consulting firm, to assist the Committee in the development and ongoing implementation of the Company's compensation program. Based largely on the information provided by Frederic W. Cook and Co., Inc., which included a survey of other real estate investment trusts in the health care industry, the Committee believes that the Company's compensation program is within the intermediate range for comparable companies.

COMPENSATION PHILOSOPHY

     The Compensation and Board Affairs Committee believes that the primary focus of the Company's compensation program should be related to creating value for shareholders. The Committee also believes that the compensation program should be designed to retain key executives as employees and to encourage them to accumulate ownership of the Company's stock. In structuring the compensation program, the Committee has designed the program to balance short and long-term incentive compensation to achieve desired results and above all to pay for performance.

COMPENSATION MIX

     The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

     BASE SALARY. Salaries for executives are reviewed by the Compensation and Board Affairs Committee on an annual basis and may be increased based upon an assessment of the individual's contribution to the asset and financial growth of the Company; competitive pay levels; the executive's demonstrated ability to work as a member of the management team; and increases in the cost of living.

     ANNUAL CASH INCENTIVE AWARDS. Annual cash bonus incentive awards are based on the performance of the Company. The Committee believes that annual financial, operational and strategic goals should be set for the organization and that executive officers should receive incentive compensation when these goals are met or exceeded. Conversely, the Company believes that there should be risk when the goals are not met.

     Awards granted are determined by a performance schedule specified by the Committee and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's cash flow per share versus the goals set at the start of the year, (b) growth in the fiscal year's cash flow per share, and (c) a judgmental review by the Committee of the Company's overall operational and strategic performance.

     For 1994, actual cash bonus incentive awards paid to executive officers were below the level achieved at year end as specified by the performance schedule adopted by the Committee at the beginning of 1994. The Committee chose to reduce these awards pursuant to its discretion because of the continuing poor financial performance of the Company's psychiatric hospital assets. At the same time, the Committee recognizes and supports management's actions to reduce the Company's psychiatric portfolio by sales, restructurings or creation of a class of targeted stock to separate the economics of the psychiatric hospitals from the Company's strong core portfolio of acute care and rehabilitation hospitals. It is the Committee's intention to grant to executive officers in 1995 additional stock incentive awards to offset the reduced level of cash bonuses paid for 1994.

     LONG-TERM INCENTIVES. The Compensation and Board Affairs Committee administers the Company's 1990 Stock Incentive Plan (the "Plan"). Pursuant to the Plan, annual restricted stock grants and stock options have been awarded in order to retain and motivate executives to improve long-term stock price performance. In 1994, the Committee granted only stock options as long-term incentives.

     Stock options are granted at a price equal to the current fair market value of the Company's stock at the time of grant and will be of value to the executive only if the total return to shareholders increases over time. Stock option awards vest over a two-year period. The Committee recognizes that, because the Company must distribute at least 95% of its income in the form of dividends in order to qualify as a real estate investment trust, over the long-run the share price of the Company's stock may be sensitive to market interest rates which are beyond management's control. Furthermore, much of the value created for shareholders over time may be in the form of dividends. These factors make traditional stock options, which reward only for price appreciation, ill-suited for executive incentive compensation purposes for Company officers. For this reason, the Committee determined in 1992 to couple stock option awards with dividend equivalent rights. By adding dividend equivalent rights to stock options, the options become a reward for total shareholder return instead of only for stock price growth. Depending upon individual performance and contribution, award levels for annual stock option grants are intended to approximate the fiftieth percentile of long-term incentive compensation for comparable companies.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's Chief Executive Officer and five other most highly compensated executive offers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 1994, the Committee does not contemplate that there will be nondeductible compensation for the positions in question. The Committee plans to review this matter for 1995 and take such actions as are necessary to maximize the deductibility of compensation payments.

CHIEF EXECUTIVE COMPENSATION

     The Company has entered into an employment agreement with Joseph P. Sullivan, President and Chief Executive Officer of the Company, which has a three-year evergreen term. The agreement provides for a base salary of $477,000. In addition, under the terms of the agreement, Mr. Sullivan is guaranteed a minimum annual cash bonus in 1994 and 1995 of 40% and 30%, respectively, of his base salary. Mr. Sullivan was also guaranteed a minimum stock option grant in 1994 and 1995 equal to a number of shares calculated by dividing 200% of his base salary by the share price on the date of grant.

     The Committee and the full Board believe that the amount and terms of Mr. Sullivan's compensation are consistent with general compensation levels within the industry and are appropriate in view of the Company's accomplishments in 1994. These accomplishments include: increasing the Company's funds from operations;

increasing the Company's bank credit line to $100,000,000; funding $62,000,000 of new investments; and preparing for the distribution of a new class of preferred stock designed to separate the economic effect of the Company's psychiatric hospital assets from its core portfolio of properties. As stated above under "Annual Cash Incentive Awards", because of the poor performance of the Company's psychiatric hospital assets, the Committee reduced the amount of the cash incentive bonus to which Mr. Sullivan would have been entitled in 1994 according to the performance schedule adopted by the Committee at the beginning of 1994.

     The Committee remains committed to establishing and maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of the shareholders and which offers competitive opportunities in the executive marketplace. As such, the Committee periodically reviews the compensation program in order to make such changes as it considers necessary to achieve such objectives.

  NORMAN BARKER, JR.  SHELDON S. KING  WALTER J. McNERNEY  LOUIS T. ROSSO

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total return of the Company, the S&P 500 Index and the Equity REIT Index of the National Association of Real Estate Investment Trusts ("NAREIT") from December 31, 1989 to December 31, 1994 assuming an initial investment of $100. Total return assumes quarterly reinvestment of dividends before consideration of income taxes.


                          [STOCK PERFORMANCE CHART]


               ITEM 2. AMENDMENT TO CERTIFICATE OF INCORPORATION

     AHP is currently authorized to issue up to 25,000,000 shares of Common Stock and up to 1,000,000 shares of Preferred Stock. The Company's Board of Directors recommends that the shareholders consider and approve a proposal to amend the Company's Certificate of Incorporation to increase the total number of shares of Common Stock the Company is authorized to issue to 100,000,000 shares.

     The purpose of the amendment is to increase the number of shares of Common Stock available to be issued by the Company in connection with future financings of equity or convertible debt or potential acquisitions for stock. While the Company does not have any immediate plans for any such transactions, management of the Company believes it is prudent to increase the authorized Common Stock at this time so as to be in a position to raise capital as acquisition opportunities arise or favorable market circumstances present themselves.

     AHP currently has 23,206,000 shares of Common Stock issued and outstanding or reserved for issuance in connection with the Company's stock incentive plans and outstanding convertible debt securities. Thus, the Board of Directors believes the Company's authorized capitalization, after giving effect to the proposed amendment, would allow the Company adequate flexibility to issue additional shares of Common Stock as may be necessary to meet the Company's goals for future acquisitions and expansion of its business.

     Article IV, Section 1 of AHP's Certificate of Incorporation as proposed to be amended would provide as follows:

          SECTION 1. The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred and One Million (101,000,000), of which One Hundred Million (100,000,000) shall be shares of Common Stock having a par value of $0.01 per share and One Million (1,000,000) shall be shares of Preferred Stock having a par value of $0.01 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO AHP'S CERTIFICATE OF INCORPORATION. THE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY IS REQUIRED FOR APPROVAL.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The table below sets forth information as of March 24, 1995, with respect to persons known by the Company to be beneficial owners of more than five percent of the Company's Common Stock. The Company's Common Stock is its only outstanding class of voting security.

                                                                      AMOUNT OF
                           NAME AND ADDRESS                          BENEFICIAL    PERCENT
                          OF BENEFICIAL OWNER                         OWNERSHIP    OF CLASS
    ---------------------------------------------------------------  -----------   --------
    Franklin Resources, Inc........................................  1,957,700(1)     9.4%
    777 Mariners Island Blvd.
    San Mateo, California 94403

---------------

(1) Based on a Form 13-G filed with the Company by Franklin Resources, Inc. on or about February 14, 1995.

              ITEM 3. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Election of Directors -- Board Committees and Meetings." Upon recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors for the current fiscal year subject to the approval of the shareholders of the Company. Arthur Andersen LLP have served as auditors of AHP since 1987. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shareholders are requested to approve, ratify and confirm the appointment of the accounting firm of Arthur Andersen LLP as the auditors and as independent public accountants for AHP for the year ended December 31, 1995.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR 1995.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than the matters stated in the notice of the annual meeting and described in this proxy statement. If other matters should properly come before the meeting, the proxies will be voted in accordance with the best judgment of the persons acting under the proxies, and discretionary authority to do so is included in the proxy.

                            SOLICITATION OF PROXIES

     The total cost of soliciting proxies will be borne by the Company. The Company has engaged the firm of Corporate Investor Communications, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $5,500, plus reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices on or before January 25, 1996, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors,

                                          /s/ GEOFFREY D. LEWIS
                                          Geoffrey D. Lewis
                                          Corporate Secretary

March 31, 1995

PROXY                   AMERICAN HEALTH PROPERTIES, INC.                   PROXY
          6400 SOUTH FIDDLER'S GREEN CIRCLE, ENGLEWOOD, COLORADO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates and appoints Joseph P. Sullivan, Victor C. Streufert, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on March 24, 1995 at the Annual Meeting of Shareholders to be held on May 19, 1995 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class II Directors for a three-year term expiring at the 1998 Annual Meeting the following nominees: Royce Diener, Charles M. Haar and Joseph P. Sullivan.

/ / FOR all nominees listed above
    (except as indicated to the contrary below)

/ / WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. To approve an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock.

                 / /FOR                 / / AGAINST                 / / ABSTAIN

3. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1995 fiscal year.

                 / /FOR                 / / AGAINST                 / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.
                                            Dated _______________________, 1995

                                            __________________________________
                                                        (Signature)

                                            __________________________________
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

PROXY                   AMERICAN HEALTH PROPERTIES, INC.                   PROXY
          6400 SOUTH FIDDLER'S GREEN CIRCLE, ENGLEWOOD, COLORADO 80111

    The undersigned hereby nominates and appoints Joseph P. Sullivan, Victor C. Streufert, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on March 24, 1995 at the Annual Meeting of Shareholders to be held on May 19, 1995 or any adjournment thereof.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                              [X] PLEASE MARK
                                                                  YOUR VOTES
         _______________    ______________                        AS THIS
              COMMON            D.R.S.

1. ELECTION OF DIRECTORS: To elect as Class II Directors for a three-year term expiring at the 1998 Annual Meeting the following nominees: Royce Diener, Charles M. Haar and Joseph P. Sullivan.

                        FOR ALL               WITHHOLD
                    NOMINEES LISTED           AUTHORITY
                     ABOVE (EXCEPT         TO VOTE FOR ALL
                   INDICATED TO THE           NOMINEES
                    CONTRARY BELOW)          LISTED ABOVE

                          [ ]                    [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

______________________________________________________________________________

2. To approve an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock.

                          FOR     AGAINST    ABSTAIN
                          [ ]       [ ]        [ ]

3. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1995 fiscal year.


                          FOR     AGAINST    ABSTAIN
                          [ ]       [ ]        [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

The undersigned hereby reflects and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

________________________________________________________________________________
                                 (Signature)


________________________________________________________________________________
                                 (Signature)


                       Dated ____________________, 1995


Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                              ENCLOSED ENVELOPE.